
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM (A) THE
UNAUDITED FINANCIAL STATEMENTS OF GENZYME CORPORATION FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 1998.  AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH (B)
FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000
<CURRENCY> U.S. DOLLARS

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               SEP-30-1998
<EXCHANGE-RATE>                                      1
<CASH>                                          78,333
<SECURITIES>                                   135,810
<RECEIVABLES>                                  147,194
<ALLOWANCES>                                    18,605
<INVENTORY>                                    105,732
<CURRENT-ASSETS>                               519,531
<PP&E>                                         523,853
<DEPRECIATION>                                 140,534
<TOTAL-ASSETS>                               1,624,130
<CURRENT-LIABILITIES>                          147,648
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         1,042
<OTHER-SE>                                   1,076,471
<TOTAL-LIABILITY-AND-EQUITY>                 1,624,130
<SALES>                                        445,630
<TOTAL-REVENUES>                               508,819
<CGS>                                          166,470
<TOTAL-COSTS>                                  203,015
<OTHER-EXPENSES>                               274,596
<LOSS-PROVISION>                                 4,101
<INTEREST-EXPENSE>                              16,068
<INCOME-PRETAX>                                 60,982
<INCOME-TAX>                                    25,135
<INCOME-CONTINUING>                             35,847
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    35,847
<EPS-PRIMARY>                                     1.13<F1>
<EPS-DILUTED>                                     1.09

<F1>The earning per share figures presented on this schedule represent EPS data for net income attributable to Genzyme General Division Common Stock ("GGD Stock").
 Genzyme Corporation reports earnings based on its three tracking stocks, GGD
Stock, Genzyme Tissue Repair Division Common Stock ("GTR Stock") and Genzyme
Molecular Oncology Division Common Stock ("GMO Stock").  Therefore, consolidated earnings per share data is not applicable.  For the nine months ended September
30, 1998, Genzyme General had net income of $88,371 and net income per share of
GGD Stock - basic and diluted of $1.13 and $1.09, respectively.  Net loss for
GTR for the nine months ended September 30, 1998, was $(31,213) or $(1.55) per share of GTR Stock - basic and diluted.  Net loss for GMO for the nine months ended September 30, 1998, was $(22,067) or $(5.62) per share of GMO Stock -
basic and diluted.

